UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 2, 2010

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On February 2, 2010, the Board of Directors of SolarWinds, Inc. (together with its subsidiaries, “SolarWinds”) approved the appointment of Michael S. Bennett as Executive Chairman, Kevin B. Thompson as President and Chief Executive Officer and Michael J. Berry as Senior Vice President and Chief Financial Officer. These appointments will be effective as of March 1, 2010 (the “Effective Date”).

Upon his appointment, Mr. Thompson will serve as our principal executive officer. Mr. Thompson, age 44, has served as Chief Financial Officer and Treasurer since July 2006 and assumed the title and responsibilities of Chief Operating Officer in July 2007 and President in January 2009. Prior to joining SolarWinds, Mr. Thompson was Chief Financial Officer of Surgient, Inc., a software company, from November 2005 until March 2006 and was Senior Vice President and Chief Financial Officer at SAS Institute, a business intelligence software company, from September 2004 until November 2005. He has served on the board of directors of NetSuite Inc. (“NetSuite”) since September 2006.

As previously disclosed, on August 31, 2006, SolarWinds entered into a license agreement with NetSuite. Under the terms of the agreement, SolarWinds paid NetSuite approximately $471,000 and $699,000 in 2008 and 2009, respectively, for the use of NetSuite’s services. The terms of these transactions were negotiated on an arm’s-length basis.

Mr. Berry, age 47, most recently served as Executive Vice President, Finance and Accounting, and Chief Financial Officer of i2 Technologies, Inc. from August 2005 to January 2010 after having served since April 2005 as Senior Vice President of Solutions Management, Development and Operations of The Reynolds and Reynolds Company, Inc., a provider of software and services to the retail automotive industry. He joined Reynolds and Reynolds in November 2003 as Senior Vice President of Services.

Compensatory Arrangements

In connection with these appointments, the Compensation Committee approved the following annual salary and target bonus for each of Messrs. Bennett, Thompson and Berry to be effective as of the Effective Date:

	Annual Salary	Target Bonus
Michael S. Bennett	$400,000	$300,000
Kevin B. Thompson	$350,000	$300,000
Michael J. Berry	$325,000	$200,000

Except as provided above, the compensation and terms of employment of Messrs. Bennett and Thompson were otherwise not amended.

In connection with his appointment, Mr. Berry entered into an employment agreement (the “Agreement”) with SolarWinds on February 8, 2010. Pursuant to the Agreement, Mr. Berry will begin his employment on February 16, 2010 and will earn a base salary of $325,000 and participate in the Executive Bonus Plan with a target bonus of $200,000. In accordance with the Agreement, the Compensation Committee approved the grant of an option to purchase 300,000 shares of SolarWinds’ common stock to Mr. Berry to be effective on February 16, 2010 at an exercise price equal to the closing sales price per share of SolarWinds’ common stock as quoted on the New York Stock Exchange on such date. The stock option will vest 25% on the first anniversary of the Effective Date with the remainder vesting ratably over the next 36 months, subject to continued service through each applicable date. Mr. Berry is also eligible to participate in all employee benefit plans and vacation programs, will be reimbursed for all reasonable business expenses, and will receive a one-time relocation payment of $100,000 upon his relocation to Austin, Texas.

Pursuant to the Agreement, Mr. Berry is entitled to certain payments and benefits in the event of his termination of employment. If Mr. Berry is terminated for “cause” or upon his voluntary resignation, he will be entitled to receive any base salary earned but not paid through the date of his termination, any earned but unpaid bonus, and any pay for vacation time accrued but not used.

In addition, the Agreement states that, if Mr. Berry is terminated other than for “cause” or in the event of a “constructive termination,” he will be entitled to receive (i) a lump sum cash severance amount equal to his then annual base salary, (ii) any earned but unpaid bonus payment, (iii) reimbursement of health and dental care premiums for Mr. Berry and his dependents incurred to continue health and dental insurance coverage for 12 months after termination, to the extent he is eligible for and elects such continued coverage under COBRA, and (iv) any accrued and unused vacation pay payable within 21 days of termination. These severance payments following termination of employment are conditioned upon Mr. Berry’s signing a release of claims within 74 days of his termination date and not later revoking the release of claims.

Furthermore, pursuant to the Agreement, if Mr. Berry is terminated other than for “cause” or in the event of a “constructive termination” during the 12-month period after the effective date of a “change of control,” any of his then-outstanding equity awards held would fully vest and Mr. Berry would be entitled to receive (i) any accrued but unpaid salary, vacation or bonus payment, (ii) a lump sum cash severance amount equal to his then annual base salary, (iii) reimbursement of health and dental care premiums for Mr. Berry and his dependents incurred to continue health and dental insurance coverage for 12 months after termination, to the extent he is eligible for and elects such continued coverage under COBRA.

A termination for “cause” occurs under the Agreement with Mr. Berry if his employment is terminated for any of the following reasons: (i) substantial and continuous violations of his employment duties or willful disregard of reasonable directives from the Chief Executive Officer; (ii) moral turpitude, dishonesty or gross misconduct in the performance of the duties of the position or that has materially and demonstrably injured SolarWinds’ finances or future business; (iii) material breach of his employment agreement; or (iv) conviction of, or confession or plea of no contest to, any felony or any other act of fraud, misappropriation, embezzlement or the like involving SolarWinds’ property. However, the events in (i) and (iii) will not constitute “cause” if fully cured by Mr. Berry within 30 days of his receiving notice.

Pursuant to the employment agreement, “constructive termination” occurs upon any of the following without Mr. Berry’s express written consent: (i) a material reduction of the powers and duties of employment of Mr. Berry resulting in a material decrease in his responsibilities; (ii) a material reduction in Mr. Berry’s pay; (iii) a failure to provide directors’ and officers’ liability insurance coverage for Mr. Berry; or (iv) a material change in the geographic location of Mr. Berry’s primary work facility or location. However, no act or event will constitute a “constructive termination” if SolarWinds fully cures that act or event within 30 days of receiving notice from Mr. Berry.

The foregoing description of the Agreement is qualified in its entirety by reference to the full and complete terms contained in the Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between SolarWinds Worldwide, LLC and Michael J. Berry dated February 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: February 8, 2010	By:	/S/ KEVIN B. THOMPSON
Kevin B. Thompson
President, Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between SolarWinds Worldwide, LLC and Michael J. Berry dated February 8, 2010